                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                                Amendment No. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         WORLD HEALTH ALTERNATIVES, INC.

            (State or jurisdiction of incorporation or organization)
                                     Florida

              (Primary Std. Industrial Classification Code Number)
                                      7375

                            (IRS Employer ID Number)
                                   04-3613924

          (Address and telephone number of principal executive offices)
                               155 Lime Kiln Road
                         Darlington, Pennsylvania 16115
                                  724 891-6618

(Address of principal place of business or intended principal place of business)
                               155 Lime Kiln Road
                         Darlington, Pennsylvania 16115

            (Name, address and telephone number of agent for service)
     -----------------------------------------------------------------------
                              Brenda Hamilton, Esq.
                        555 S. Federal Highway, Suite 270
                            Boca Raton, Florida 33432
                                  (561)416-8956

                             (All communications to)
     -----------------------------------------------------------------------
                              Brenda Hamilton, Esq.
                         Hamilton, Lehrer & Dargan, P.A.
                        555 S. Federal Highway, Suite 270
                            Boca Raton, Florida 33432
                                  (561)416-8956

                        WORLD HEALTH ALTERNATIVES, INC.

                SHARES ARE BEING OFFERED BY SELLING SHAREHOLDERS

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act of 1933, check the following box and list the
Securities Act of 1933 Registration Statement number of the earlier effective
Registration Statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act of 1933, check the following box and list the
Securities Act of 1933 Registration Statement number of the earlier effective
Registration Statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
Title of                         Proposed        Proposed         Amount
Securities         Amount        Maximum         Maximum          of
to be              to be         Offering Price  Aggregate        Fee(4)
Registered         Registered    per Share(1)    Offering Price
----------------------------------------------------------------------------
Common Stock,
$0.001 par value:  1,743,700(2)  $0.15           $261,555         $24.06(4)

TOTAL              1,743,700(2)  $0.15           $261,555         $24.06(4)
----------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Selling shareholders hold all of the shares that we are registering. The selling shareholders will be required to sell their shares at $0.15 per share until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.
(3) We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the
Commission, acting pursuant to Section 8(a) may determine.
(4) Previously paid.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the Registration
Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 26, 2002

Our current shareholders are offering 1,743,700 shares of our common stock.

Our common stock is not now listed on the Over-the-Counter Bulletin Board or any national securities exchange or the NASDAQ stock market.

The selling shareholders will be required to sell their shares at $0.15 per share until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the securities.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY
PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS"
BEGINNING ON PAGE 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Our selling shareholders may not sell these securities until the Registration
Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to sell these securities in any state where the offer or sale is not permitted.

The date of this preliminary prospectus is April 26, 2002

                             Underwriting       Estimated
                Price to     Discounts and      Offering        Proceeds to
                Public       Commissions        Expenses (1)    Company (2)
-----------------------------------------------------------------------------
Per Share       $0.15         N/A                N/A             N/A
-----------------------------------------------------------------------------
Total           $0.0         $0.0               $0.0            $0.0
-----------------------------------------------------------------------------
~~(1)The offering price has been arbitrarily determined and does not bear any~~
~~relationship to our assets, results of operations, or book value, or to any~~
~~other generally accepted criteria of valuation. Prior to this offering, there~~
~~has been no market for our securities. The offering price for the selling~~
~~shareholders' shares have been determined solely by management. The selling~~
~~shareholders will be required to sell their shares at $0.15 per share until our~~
~~shares are quoted on the Over-the-Counter Bulletin Board and thereafter at~~
~~prevailing market prices or privately negotiated prices.~~
~~(2)Selling shareholders hold all of the shares that we are registering. Because~~
~~we are not selling any of our shares, there are no underwriting commissions~~
~~involved in this offering.~~
(1) Does not include offering costs, including filing, legal, accounting and miscellaneous fees incurred or expected to be incurred of approximately
$30,500.00. ~~estimated at $30,524.06.~~ We have agreed to pay all the costs of this offering. Selling share holders will pay no offering expenses.
(2) We will not receive proceeds from the sale of shares from the selling shareholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the
Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to sell these securities in any state where the offer or sale is not permitted.

The date of this preliminary prospectus is April 26, 2002.

                        INSIDE FRONT COVER OF PROSPECTUS

Until 90 days after this Registration Statement is declared effective or
       , 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.
This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their sold allotments or subscriptions.

                               TABLE OF CONTENTS
                                                                            Page

PART I - INFORMATION REQUIRED IN PROSPECTUS
ITEM 1.  Front of Registration Statement and Outside Front Cover

             Because we are a development state company with a limited
             operating history and a poor financial condition, you will be unable to evaluate our business prospects or determine
             whether we will become profitable ...............................7
             If we are unable to obtain funding, we may be unable to
             implement our plan of operations and you may lost your
             investment ......................................................7
             Federal, state and local government regulations may lead to increased costs and decreased revenues, both of which may
             negatively affect our potential profitability ...................7
             We may be unable to overcome the competitive advantages of our Internet competitors with websites which would
             negatively affect our revenues ..................................7
             Our management has no experience in the selling vitamins,
             minerals, herbs, spices, homeopathic, and aromatherapy
             products.  As such, we may be unsuccessful in generating
             revenues.........................................................7
             Our potential customers can purchase the same products from our wholesale suppliers which may negatively affect our
             sales............................................................8
             Our failure to apply for trade protection of our name may
             negatively affect our brand name reputation, revenues, and financial condition..............................................8
             We face brand name recognition risks which may adversely
             affect our revenues.................................             8
             The loss of any of our third party suppliers could lead to increased costs and losses.......................................8
             Management decisions are made by our President/Chief
             executive Officer/Chairman of the Board, Edward G. Siceloff;
             if we lose his services, our operations may be discontinued.
             Our management has significant control over stockholder
             matters, which may affect the ability of minority stockholders to influence our activities......................................8
             Our operations are subject to possible conflicts of interest;
             there are no assurances that we will resolve these conflicts in a manner favorable to our minority shareholders...............9
             Our management currently devotes limited time to our business and may continue to do so in future, which may negatively
             impact upon our plan of operations, implementation of our
             business plan and our potential profitability....................9
             We may not meet the National Association of Security Dealer exchange listing requirements which will be implemented on
             January 1, 2003 which may lead to increased investment risk and inability to sell your shares................................9
             Because our common stock is a penny stock, any investment in our common stock is a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your

ITEM 23. Changes In and Disagreements With Accountants on
         Accounting and Financial Disclosure.................................30
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY
This prospectus contains statements about our future business operations that involve risks and uncertainties. Our actual results could differ significantly from our anticipated future operations, as a result of many factors, including those identified under the "Risk Factors" section of this prospectus beginning on page 7. The prospectus summary contains a summary of all material terms of the prospectus. You should carefully read all information in the prospectus, including the Financial Statements and their explanatory notes, under the
Financial Statements section beginning on page 29, prior to making an investment decision.

HOW WE ARE ORGANIZED
We were incorporated in the State of Florida on February 13, 2002. We were formed to sell vitamins, minerals, herbs, spices, homeopathic, and aromatherapy products through our website located at www.worldhealthalternatives.com. We are a development stage company. We are authorized to issue 100,000,000 shares of common stock of which 25,743,700 shares are issued and outstanding. We are authorized to issue $.0001 par value 100,000,000 shares of preferred stock,
$.0001 par value, of which no shares are issued and outstanding.

WHERE YOU CAN FIND US
Our principal executive offices are located at 155 Lime Kiln Road, Darlington,
Pennsylvania 16115. Our telephone number is 724-891-6618.

ABOUT OUR BUSINESS
We own and operate a website at www.worldhealthalternatives.com.  We have had limited operations, no revenues, and we have sustained losses since our inception.

On March 25, 2002, we established our website at www.worldhealthalternatives.com which consists of a shopping cart and searchable database of the products that we offer. We offer approximately 1,500 products consisting of vitamins, minerals, herbs, spices, homeopathic, and aromatherapy products. We plan to order our products through third party suppliers who fill the orders placed on our website.

Over the next twelve (12) months, we plan to update the design, graphics, and functional aspects of our website, increase the quantity of products that we sell by locating additional suppliers, establish an incentive program for our repeat customers, conduct limited advertising, and establish a database of articles about nutritional and homeopathic subjects. The time and cost involved to accomplish each of these milestones will vary. There are no assurances that we will have sufficient funds to accomplish these objectives or otherwise develop our business plans.

THE OFFERING:
This offering is comprised entirely of shares of our common stock held by our selling shareholders. Our selling shareholders are offering 1,743,700 shares of our common stock.

Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the shares by the selling shareholders. We anticipate offering expenses of approximately $30,524.06. We may borrow funds from our management or others to pay the offering expenses.

The selling shareholders will be required to sell their shares at $0.15 per share until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

OUR FINANCIAL SUMMARY:
Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should also carefully read all the information in this prospectus, including the Financial Statements and their explanatory notes before making an investment decision.

BALANCE SHEET AT FEBRUARY 28, 2002

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            ASSETS
-----------------------------------------------------------------------
Cash                                                  $      1,044
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Receivable For Common Shares Issued                   $        970
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Total Current Assets                                  $      2,014
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Other Assets                                          $          0
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Total Assets                                          $      2,014
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            LIABILITIES & STOCKHOLDER'S EQUITY AT FEBRUARY 28, 2002
-----------------------------------------------------------------------
Current Liabilities:                                  $          0
-----------------------------------------------------------------------
Total Current Liabilities                             $          0
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Long Term Liabilities:                                $          0
-----------------------------------------------------------------------
Total Liabilities                                     $          0
-----------------------------------------------------------------------
Common Stock (24,123,200 shares issued
   and outstanding)                                   $      2,412
-----------------------------------------------------------------------
Additional Paid In Capital                            $      2,018
-----------------------------------------------------------------------
Deficit Accumulated During the
   Development Stage                                  $     (2,416)
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Total Stockholder's Equity                            $      2,014
-----------------------------------------------------------------------
Total Liabilities and Stockholder Equity              $      2,014
-----------------------------------------------------------------------

                             STATEMENT OF OPERATIONS
         Period from Inception (February 13, 2002) to February 28, 2002
-----------------------------------------------------------------------
Revenue                                               $          0
-----------------------------------------------------------------------
Operating Costs and Expenses                          $      2,416
-----------------------------------------------------------------------
   Non cash stock compensation                        $      2,410
-----------------------------------------------------------------------
   General and Administrative                         $          6
-----------------------------------------------------------------------
Net (loss)                                            $     (2,416)
-----------------------------------------------------------------------
Per Share Information - basic and fully diluted:
-----------------------------------------------------------------------
Weighted Average Common Shares Outstanding            $ 24,123,200
-----------------------------------------------------------------------
(Loss) Per Share                                      $      (0.00)

RISK FACTORS

Because we are a development stage company with a limited operating history and a poor financial condition, you will be unable to evaluate our business prospects or determine whether we will become profitable.

You will be unable to evaluate our business prospectus or determine if we will become profitable. We are a development stage company with no operations or revenues through February 28, 2002. Since our inception to February 28, 2002, we have had losses of $2,416; future losses are likely before our operations will become profitable, if ever. Our auditor expresses a substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to obtain financing for our operations for which there are no assurances.

If we are unable to obtain funding, we may be unable to implement our plan of operations and you may lose your investment.
Our plan of operations is dependent upon receiving financing, which we may never receive. If we are unable to obtain financing, we will have to curtail or cease our operations. Our only possible source of funding is loans from our President,
Edward G. Siceloff; however, there are no assurances that he will be able or willing to provide these loans. Accordingly, we may seek financing through traditional bank financing or a debt or equity offering. However, financial institutions may not provide us with financing or we may be unable to conduct a debt or equity offering, in which case you may lose your entire investment.

Federal, state and local government regulations may lead to increased costs and decreased revenues, both of which may negatively affect our potential profitability.
The Federal Drug Administration and state or legal licensing authorities may impose new government regulations that may impede the sale of vitamins, minerals, herbs, and homeopathic products. This may increase our costs or expose us to possible regulatory actions which may negatively affect our potential profitability.

We may be unable to overcome the competitive advantages of our Internet competitors with websites which would negatively affect our revenues.
Because many of our Internet website competitors have greater financial and technical resources and larger customer bases than us, we will have difficulties competing. We will compete against thousands of competitors in a highly fragmented market in which cost barriers to entry are low. If we are unable to overcome these competitive disadvantages, our potential revenues will be negatively affected.

Our management has no experience in the selling vitamins, minerals, herbs, spices, homeopathic, and aromatherapy products. As such, we may be unsuccessful in generating revenues.
Our President has no experience selling or marketing vitamins, minerals, herbs, spices, homeopathic, and aromatherapy products. Accordingly, we may be unsuccessful in marketing and distributing our products which will negatively affect our ability to generate revenues.

Our potential customers can purchase the same products from our wholesale suppliers which may negatively affect our sales.
Our potential customers can purchase the same products we offer from our wholesale suppliers. If a substantial percentage of our prospective clientele make arrangements with our suppliers, our product sales will be negatively affected.

Our failure to apply for trade protection of our name may negatively affect our brand name reputation, revenues and financial condition.
Development of our brand name reputation depends on our ability to develop and protect our name, World Health Alternatives, Inc.; however, we have not applied for trademark protection of our name with the United States Patent and Trademark
Office. The use of our name may violate the proprietary rights of others which may subject us to damage awards or judgments prohibiting the use of our name. In addition, our failure to apply for trademark protection may cause our competitors to adopt company names, products or service names similar to ours.
If we fail to provide adequate proprietary protection our name, our brand name reputation, revenues and financial condition may be negatively affected.

We face brand name recognition risks which may adversely affect our revenues.
Because we are a new company with a new website with limited operations and no advertising, we have no name recognition. We face significant risks pertaining to establishing our brand name reputation. We have only a limited amount of financial resources devoted to developing recognition of our name. Accordingly, we may be unable to develop our brand name to generate sufficient revenues to make us profitable.

The loss of any of our third party suppliers could lead to increased costs and losses.
We have three (3) suppliers which provide us with our products. We will be forced to seek other suppliers with new product lines and possibly at greater cost to us. In addition, we will have additional costs from having to reconfigure the shopping cart describing the products on our website and increased advertising costs from introducing new product lines. Should these suppliers cease to provide us with products, our operations and financial condition will be negatively affected.

Management decisions are made by our President/Chief Executive Officer/ Chairman of the Board, Edward G. Siceloff; if we lose his services, our operations may be discontinued.
The success of our business is dependent upon our President/Chief Executive
Officer/Chairman of the Board, Edward G. Siceloff. Because Mr. Siceloff is
essential to our operations, you must rely on his management decisions. We have not entered into any agreement with Mr. Siceloff that would prevent him from leaving our company, nor have we obtained any "key man" life insurance relating to him. There is no assurance that we would be able to hire and retain another
President/Chief Executive Officer/Chairman of the Board to replace Mr. Siceloff.
As a result, the loss of Mr. Siceloff's services would have a materially adverse affect upon our business.

Our management has significant control over stockholder matters, which may affect the ability of minority stockholders to influence our activities.
Our President/Chief Executive Officer/Chairman of the Board, Edward G. Siceloff,
owns approximately fifty-nine percent (59%) of our outstanding common stock. As such, Mr. Siceloff controls the outcome of all matters submitted to a vote by the holders of our common stock, including the election of our directors, amendments to our certificate of incorporation and approval of significant corporate transactions. Additionally, our Chief Executive Officer could delay, deter or prevent a change in our control that might be beneficial to our other stockholders.

Our operations are subject to possible conflicts of interest; there are no assurances that we will resolve these conflicts in a manner favorable to our minority shareholders.
~~Our officers/directors are involved in other business activities and may, in the~~
~~future, become involved in such other business opportunities.~~ One of our directors, Joseph L. Prugh, currently operates a sole proprietorship retail gift and miscellaneous merchandise store and may be involved in other future business activities. In addition, although our President is not now involved in other business activities, he plans to do so in the future. If other business opportunities become available, our officers/directors may face a conflict in selecting between our business objectives and their own. We have not formulated a policy for the resolution of such conflicts. Future transactions or arrangements between or among our officers, directors and shareholders, and companies they control, may result in conflicts of interest, which may have an adverse affect on the rights of minority shareholders, our operations and our financial condition.

Our management currently devotes limited time to our business and may continue to do so in future, which may negatively impact upon our plan of operations, implementation of our business plan and our potential profitability.
We currently have no full-time employees. Our President/Chairman of the Board,
Edward Siceloff, is employed elsewhere on a part-time basis and now spends only approximately 20 hours per week to implement our plan of operations. Mr.
Siceloff may continue to spend limited time on our business in the future. Our other Director, Joseph L. Prugh, is neither employed on a part-time or full-time basis. The limited amount of time management currently devotes to our business activities as well as in the future may be inadequate to implement our plan of operations and develop a profitable business.

We may not meet the National Association of Security Dealer exchange listing requirements which will be implemented on January 1, 2003 which may lead to increased investment risk and inability to sell your shares.
If this Registration Statement is approved by the Securities and Exchange
Commission, we plan to apply to have our common stock quoted on the
Over-the-Counter Bulletin Board; however, the National Association of Security
Dealers has proposed to the Securities and Exchange Commission that the
Over-the-Counter Bulletin Board be phased out beginning on January 1, 2003 and eliminated as of June 1, 2003, to be replaced with an exchange. If this occurs, we may not meet the new exchange listing requirements, including the requirement to have one hundred (100) round lot shareholders and a float of 200,000 shares.
Should we fail to meet the new exchange requirements, you will lose your entire investment.

Because our common stock is a penny stock, any investment in our common stock is a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares.
If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock and as a result you may be subject to the risk of being unable to sell your shares. In addition, our shareholders will, in all likelihood, find it difficult to sell their securities. For additional details concerning the disclosure requirements under the penny stock rules, please see our Penny Stock Considerations Section at page 27.

ITEM 4.  USE OF PROCEEDS
Not Applicable.  We will not receive any proceeds from the sale of the securities by the Selling share holders.

ITEM 5.  DETERMINATION OF OFFERING PRICE
Our management has determined the offering price for the selling shareholders'
shares. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our common shares. The selling shareholders will be required to sell their shares at a price of $0.15 per share until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

ITEM 6.  DILUTION
Not Applicable.  We are not offering any shares in this Registration Statement.
All shares are being registered on behalf of our selling shareholders.

ITEM 7.  SELLING SHAREHOLDERS
The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the Selling share holders upon termination of this offering. We believe that the Selling share holders listed in the table have sole voting and investment powers with respect to the securities indicated.
We will not receive any proceeds from the sale of the securities by the selling shareholders. None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

Name                    Beneficial       Amount        Amount   Percentage Owned
                        Relationship   Owned Prior      to be     Before/After
                        with Issuer    to Offering    Offered       Offering

Asare, Beadros          Edgar Filer          1,000      1,000         >1%/0%
Baker, Jason M.         None                 2,000      2,000         >1%/0%
Brown, Don              None                 2,000      2,000         >1%/0%
Clayton, Richard        None                 2,000      2,000         >1%/0%
Davidson, Juanita G.    None                 2,000      2,000         >1%/0%
Dell, Sandy L.          None                 2,000      2,000         >1%/0%
Dell, Christopher R.    None                20,000     20,000         >1%/0%
Divich, Kurt            None                 5,000      5,000         >1%/0%
Ferguson, Dell          None                 1,200      1,200         >1%/0%
Ferguson, Rosemary      None                 4,000      4,000         >1%/0%
Ferguson, Tommi         Consultant         750,000    750,000        2.9%/0%
Frye, Linc              None                 3,000      3,000         >1%/0%
Gabri, Hassan El        None                 1,000      1,000         >1%/0%
Gewin, Brian M.         None                 1,000      1,000         >1%/0%
Gewin, William E.       None                 2,000      2,000         >1%/0%
Gewin, Barry            Consultant         750,000    750,000        2.9%/0%
Hagen, Cathy            Edgar Filer          1,000      1,000         >1%/0%
Hall, Raymond           None                 2,000      2,000         >1%/0%
Law, Gary C.            None                10,000     10,000         >1%/0%
Hamilton, Lehrer &
  Dargan, P.A.          Attorney           100,000    100,000         >1%/0%
Johnson, Jay F.         None                 1,000      1,000         >1%/0%
Jones, Alice            None                 1,000      1,000         >1%/0%
Kinnison, Clark B.      None                 1,000      1,000         >1%/0%
Lincoln, David          None                 3,000      3,000         >1%/0%
Malinowski, Cara Jo     None                 1,000      1,000         >1%/0%
Malits, Vivian L.       None                   500        500         >1%/0%
Martincic, Sharon J.    None                 5,000      5,000         >1%/0%
Martincic, Thomas       None                20,000     20,000         >1%/0%
Miller, Geoffrey M.     None                 1,000      1,000         >1%/0%

                                       10

One Stop Financial
  Group, Inc. ***       None                 1,000      1,000         >1%/0%
Price, Rita S.          None                10,000     10,000         >1%/0%
Prugh, Joseph L.        Director         4,003,000      3,000     15.55%/15.53%
Siceloff, Edward  G.    President       20,001,500      1,500     77.75%/77.75%
Siceloff, Hubert P.*    Relative to
                        President              500        500         >1%/0%
Siceloff, Hubert        Relative to
P. Jr.**                President              500        500         >1%/0%
Squyres, Shannon        None                 5,000      5,000         >1%/0%
Steele, Jan R.          None                 1,000      1,000         >1%/0%
Steil, Kevin            Website
                        Designer             1,000      1,000         >1%/0%
Walker, Clinton F.      None                 2,000      2,000         >1%/0%
Walston, Norma Jean     None                 2,000      2,000         >1%/0%
White, Debra M.         None                 4,000      4,000         >1%/0%
Wood, David A.          None                 4,000      4,000         >1%/0%
Xilas, James G.         None                 2,500      2,500         >1%/0%
Zaffaroni, Phyllis      None                 1,000      1,000         >1%/0%
Zafran, Nathan          None                10,000     10,000         >1%/0%

TOTAL                                   25,743,700  1,743,700
-----------------------------------------------------------------------------

*Hubert P. Siceloff is our President's father who does not live in the same household as our President.
**Hubert P. Siceloff Jr. is our President's brother who does not live in the same household as our President.
***Kenneth Easton is the sole officer, director and shareholder of One Stop
Financial Group, Inc.

We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market. The securities can only be offered if they are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

ITEM 8.  PLAN OF DISTRIBUTION
Our selling shareholders are offering 1,743,700 shares of our common stock. We will not receive proceeds from the sale of shares by the selling shareholders.

The securities offered by this prospectus will be sold by the selling shareholders or by those to whom such shares are transferred. We will file a post-effective amendment to this Registration Statement to identify transferees to whom the selling shareholders transfer their securities. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the Selling share holders may be affected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

                                       11

The selling shareholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $0.15 per share until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Selling shareholders may use any one or more of the following methods to sell their shares:
Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block of shares as principal to facilitate the transaction;
Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
An exchange distribution in accordance with the rules of the applicable exchange;
Privately negotiated transactions;
A combination of any such methods of sale; and
Any other method permitted pursuant to applicable law.

Any of the selling shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933 if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling shareholders were to provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market. The securities may only be resold if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

In addition, the selling shareholders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters'
compensation.

The selling shareholders may pledge all or a portion of their securities as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions.
Upon default by such selling shareholders, the pledgee in such loan transaction would have the same rights of sale as the Selling share holders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. The selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

                                       12

In addition to the above, each of the selling shareholders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation
M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.

There can be no assurances that the selling shareholders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one (1) or five (5) business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the Selling share holders, we will pay all the fees and expenses incident to the registration of the securities, other than the Selling share holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the Selling share holders.

Should any substantial change occur regarding the status or other matters concerning the Selling share holders, we will file a Rule 424(b) prospectus disclosing such matters.

ITEM 9.  LEGAL PROCEEDINGS
We are not aware of any pending or threatened legal proceedings in which we are involved.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS
Our executive officers are elected annually by our Board of Directors. A majority vote of the directors who are in office is required to fill vacancies on the Board. Each director shall be elected for the term of one (1) year and until his successor is elected and qualified, or until his earlier resignation or removal. There are no family relationships between any of the directors and executive officers. Our directors and executive officers are as follows:

Name                  Age    Position                          Term

Edward G. Siceloff     49    President/Chief Executive         February 28, 2003
                               Officer/Chairman of the Board
Joseph L. Prugh        48    Director                          February 28, 2003

The directors named above will serve until the next annual meeting of our shareholders which is held within sixty (60) days of our fiscal year end, or until a successor is elected and accepted the position. Directors are elected for one (1) year terms.

                                       13

Edward G. Siceloff has been our President, Chief Executive Officer and Chairman of the Board since our inception of February 13, 2002. From October 1996 to present ~~January 2002~~, Mr. Siceloff ~~was~~ has been employed as a bottle maker at Glenshaw Glass, a glass manufacturing facility located in Glenshaw,
Pennsylvania. Until we were incorporated, Mr. Siceloff was employed full-time at Glenshaw Glass; however, since that time he works part-time at Glenshaw
Glass.  Mr. Siceloff devotes approximately 20 hours a week to our business. From
September 1971 to June 1975, Mr. Siceloff attended Geneva College located in
Beaver Falls, Pennsylvania where he majored in Bible and Philosophy.

Joseph L. Prugh has been a Director since ~~January~~ February 28, 2002. We do not employ Mr. Prugh on a part-time or full-time basis. In addition to fulfilling his responsibilities as one of our directors, Mr. Prugh provides marketing advice to our President on an as needed basis. From January 2001 to present, Mr.
Prugh has been developing JC Gifts International, a sole proprietorship retail gift and miscellaneous merchandise store which operates from Mr. Prugh's home in
Stafford, Virginia and at flea markets in the Virginia area. From November 1996 to December 2000, Mr. Prugh was the President of CINJOS, Inc., a business technical consulting firm located in Stafford, Virginia. At CINJOS, Inc. Mr.
Prugh provided consulting in the area of computer hardware and software design, installation and enhancement to government agencies, including the Federal
Deposit Insurance Corporation, Resolution Trust Corporation, the Commonwealth of
Virginia, and private firms. In May 1975, Mr. Prugh received a Bachelor of Arts
Degree in Social Relations and Economics from Carnegie Mellon University located in Pittsburg, Pennsylvania. Mr. Prugh has twenty-two (22) years of work experience in the area of technical and management information systems and developing financial applications.

SIGNIFICANT EMPLOYEES
Other than the aforementioned, we have no other employees.

FAMILY RELATIONSHIPS
There are no family relationships among our officers, directors, or persons nominated for such positions.

LEGAL PROCEEDINGS
No officer, director, or person nominated for such position, promoter or significant employee has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth the ownership, as of the date of this
Registration Statement, of our common stock (a) by each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. All of our beneficial owners are our officers and directors.

To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control of our company.

~~Security Ownership of Beneficial Owners:~~

~~Title of Class    Name & Address                  Amount       Nature    Percent~~

~~Common            Edward G. Siceloff              20,001,500   Direct~~
                  ~~155 Lime Kiln Road~~
                  ~~Darlington, Pennsylvania 16115~~

                                       14

Security Ownership of Management:

Title of Class    Name & Address                  Amount       Nature    Percent

Common            Edward G. Siceloff              20,001,500   Direct         77.76%
                  155 Lime Kiln Road
                  Darlington, Pennsylvania 16115

Common            Joseph L. Prugh                  4,003,000   Direct         15.55%
                  12304 Beaver Lodge Road
                  Stafford, Virginia 22554

Total                                             24,004,500                  93.24%

ITEM 12. DESCRIPTION OF SECURITIES
The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws and is qualified in its entirety.
The Articles of Incorporation and Bylaws have been filed as exhibits to the
Registration Statement of which this prospectus is a part.

COMMON STOCK
GENERAL:
We are authorized to issue 100,000,000 shares of common stock with a par value of $.0001 per share. As of the date of this Registration Statement, there were
25,743,700 shares of our common stock issued and outstanding held by 46 shareholders of record. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

We are authorized to issue 100,000,000 shares of preferred stock with a par value of $.0001 per share. As of the date of this Registration Statement, there were no preferred shares issued and outstanding.

VOTING RIGHTS:
Each share of our common stock entitles the holder to one (1) vote, either in person or by proxy, at meetings of shareholders. The shareholders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent (50%) of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

DIVIDEND POLICY:
Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of
Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

                                       15

MISCELLANEOUS RIGHTS AND PROVISIONS:
Holders of our common stock have no preemptive rights. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. All outstanding shares of our common stock are, and the common stock to be outstanding upon completion of this offering will be, fully paid and assessable.
There are not any provisions in our Articles of Incorporation or Bylaws that would prevent or delay change in our control.

ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL
Our Financial Statements for the period ending February 28, 2002 have been included in this prospectus in reliance upon Stark Winter Schenkein & Co., LLP,
Certified Public Accountants, as experts in accounting and auditing. Hamilton,
Lehrer & Dargan, P.A. has rendered legal services and assisted in the preparation of this Form SB-2 Registration Statement. Members of the firm own
100,000 shares of our common stock.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
LIABILITIES
Our Bylaws, subject to the provisions of Florida Corporation Law, contain provisions which allow us to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS
On February 14, 2002, we issued 20,000,000 shares of our common stock to our
President, Edward G. Siceloff, for services rendered in our corporate formation.

On February 14, we issued 4,000,000 shares of our common stock to one of our directors, Joseph L. Prugh, for services rendered in our corporate formation.

On March 11, 2002, we sold 3000 shares of our common stock to Joseph L. Prugh at a price of $.10 per share or $300.

On March 24, 2002, we sold 1500 shares of our common stock to Edward G. Siceloff at a price of $.10 per share or $150.

Other than the above transactions, we have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent (5%) or more of our common stock, or family members of such persons. Also, we have not had any transactions with any promoter. We are not a subsidiary of any company.

                                       16

ITEM 16. DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT
We were incorporated in the State of Florida on February 13, 2002 to sell vitamins, minerals, herbs, spices, homeopathic, and aromatherapy products on the
Internet. We are a development stage company with no revenues. Since our formation, we have devoted our efforts to:
Formulating our business plan;
Designing and creating our website;
Enhancing our website;
Locating suppliers to furnish us with products; and
Establishing agreements with suppliers.

Our website became operational on March 25, 2002. To date, we have no sales of the products offered on our website.

We have never been the subject of any bankruptcy or receivership action. We have had no material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets outside the ordinary course of business.

We have no plans to seek a business combination with another entity in the near future.

PRINCIPAL PRODUCTS
Our website is located at www.worldhealthalternatives.com. On our site we offer over 1,500 products. Currently, we offer vitamins, minerals, herbs, spices, homeopathic, and aromatherapy products on the Internet. These products are manufactured, supplied and distributed by third parties.

Some of the following products are available on our website.

Vitamins
Vitamin C
Individual B vitamins
B complexes
Folic Acid
Multivitamins
Pantothenic Acid
Vitamin A
Vitamin E
Beta-Carotene
Bioflavanoids
Pynogenols

Minerals
Calcium
Chromium
Copper
Iron
Magnesium
Manganese
Potassium
Selenium
Sulphur
Various trace minerals

                                       17

Herbs
Alfalfa
Astragalus
Fennel
Feverfew
Garlic
Ginseng
Gingko Biloba
Kava Kava
Nettles
Peppermint
Spearmint
St John's Wort
Tarragon
Tansy

Kitchen Spices
Anise Seed
Black Peppers
Cardomom Seed
Caraway
Fennel Seed
Garlic
Horehound
Mace
Nutmeg
Onion Flakes
Rosemary
Sage
Tarragon

Aromatherapy
Camphor Oil
Cinnamon Oil
Jasmine Oil
Lavender Oil
Peppermint Oil
Rosemary Oil
Spearmint Oil

WEBSITE OPERATIONS
We used the services of Kevin Steil doing business as K & L Cyber Solutions to assist us in developing our initial website. We had a verbal agreement with
Kevin Steil to assist us with our website development for a period of thirty days beginning February 14, 2002 and ending March 14, 2002. We paid Kevin Steil
$4,300 and 1,000 shares of common stock for these services. We have no affiliation with Kevin Steil or K& L Cybersolutions. In addition, we have no other agreement with Kevin Steil or K& L Cybersolutions to provide any further services.

Our website currently has the following user functions:

Searchable and Browsable Product Catalog - Our product catalog is organized into various product categories. Within each category a user can search for the product that he or she wishes to purchase. Currently we have the following product categories in our catalog:

o        Vitamins
o        Minerals
o        Herbs
o        Kitchen Spices
o        Aromatherapy

                                       18

Shopping Cart - Purchasers can securely purchase our products by providing the product selections which will be recorded in the shopping cart. The shopping cart will total product purchases and shipping charges. Products may be purchased by Master Card and Visa credit card.

Member Services - Individuals wishing to purchase products on our website must first log on to the website and create a customer account. Once logged in, he or she can save their address, credit card information, and any orders they place.
By saving this information the person does not have to retype their address and credit card information the next time the site is visited and purchases are made. More than one address is capable of being saved per individual, as well as more than one credit card account. Once a person has saved his or her previous order, the next time he or she visits the site he or she has the ability to see what was previously ordered and may reorder some or all of the products previously purchased without going through the shopping cart process.

SUPPLIER ARRANGEMENTS and AGREEMENTS
We plan to purchase products at wholesale prices on an "as needed" basis from
Con Yeager Spice Company and Frontier Herb Co-Op. Con Yeager Spice Company sells the kitchen spices and Frontier Herb Co-Op sells the herbs offered on our site.

~~We plan to obtain vitamins, minerals, herbs, spices, homeopathic, and~~
~~aromatherapy products from Global Health Trax, Inc. On October 10, 2001 we~~
~~entered into an agreement with Global Health Trax, Inc. We became an Authorized~~
~~Independent Representative for the sale of Global Health Trax products and have~~
~~a nonexclusive right to purchase Global Health Trax products at wholesale prices~~
~~and resell those products to the public. The term of the agreement is one (1)~~
~~year.~~

We plan to obtain vitamins, minerals, herbs, spices, homeopathic, and aromatherapy products from Global Health Trax, Inc. On October 10, 2001, prior to our incorporation, our president entered into an agreement with Global Health
Trax, Inc. This agreement was transferred to us on April 25, 2002. On April 25,
2002, we became an Authorized Independent Representative for the sale of Global
Health Trax products and have a nonexclusive right to purchase Global Health
Trax products at wholesale prices and resell those products to the public. The term of the agreement is one (1)year.

This agreement further provides that: (a) we must pay for all products when we place an order; (b) we may pay by credit card or automatic bank draft; and (c)
we are required to renew our agreement annually and pay the annual membership fee which may be deducted automatically when due using our payment information on file with Global Health Trax. All Global Health Trax products are warranted to be free from defects in material and workmanship under normal use for a period for twelve (12) months from the date of delivery.

SHIPPING TO OUR CUSTOMERS
All shipping of products to our customers will be done by our suppliers which will use United Parcel Service or Federal Express. Choice of shipment will be chosen by our customer through our website shopping cart. Shipping costs will be assumed by the customer.

INVENTORY
We will not maintain an inventory of products. Products will be ordered as needed from third parties.

COMPETITIVE BUSINESS CONDITIONS AND OUR PLACE IN THE MARKET
The vitamins, minerals, herbs, spices, homeopathic, and aromatherapy product markets are increasingly competitive with thousands of competitors on the
Internet alone. In addition, each of these product areas is highly fragmented and the barriers to market entry are low. Because of the low cost of establishing a website and variety of market available software, new competitors can easily establish new websites similar to ours. Accordingly, we expect competition to increase in the future. Our competitors also cover a wide spectrum of retail establishments, including:
Catalog/Mail Order;
Food Stores and Supermarkets;
Drug Stores;
Mass merchandisers;
Network marketing companies such as Amway and Shaklee;
Health and natural specialty stores such as General Nutrition Center and
Vitamin World; and
Wholesalers that sell their products directly such as Rexall Sundown.

                                       19

Some of our biggest direct Internet competitors are Mothernature.com,
GreenTree.com, Allhealth.com, Healthscout.com, and Healthandage.com. These
companies have substantially longer operating histories, greater name recognition, larger customer bases and greater financial and technical resources than us. Because we are financially and operationally smaller than our competitors, we will encounter difficulties in capturing market share. These companies are able to conduct extensive marketing campaigns and create more attractive pricing of their target markets than we are able to. In addition, we do not have an established brand name or reputation while our competitors have significantly greater brand recognition, customer bases, operating histories, and financial and other resources.

In addition to our Internet-based retailer competition, we will compete against large retailers which generate hundreds of millions of dollars from the sale of our type products, including General Nutrition, Wal-Mart, Target Stores, and
Walgreens. Our competition also includes membership companies such as Shaklee and Amway that similarly generate revenues of hundreds of millions of dollars.

To meet these competitive conditions, we plan to:
     o    Conduct research into our competitors prices, especially our larger more established retail and Internet competitors;
     o    Obtain low cost advertising through local publications and the
          Internet;
     o    Offer discounts to customers if they order our products on a monthly basis for an entire year;
     o    Promote certain products by offering a free bottle of vitamin or herbal products with the purchase of each identical product;
     o    Conduct reciprocal marketing campaigns in which we advertise another website's products or services in exchange for providing advertising to us on their website; and
     o    Seek to obtain favorable supplier arrangements to reduce our cost of sales.

There can be no assurance that we will be able to compete in the sale of our products, which could have a negative impact upon our business.

~~SOURCES AND AVAILABILITY OF RAW MATERIALS~~
~~We do not require raw materials in our business.~~

CUSTOMER DEPENDENCY
We currently have no customers. We do not expect our business to be dependent on one or a few customers.

INTELLECTUAL PROPERTY
We have not applied for trademark protection for our name with the United States
Patent and Trademark Office. There can be no assurance that our use of the name
World Health Alternatives, Inc. will not violate the proprietary rights of others. If our use of the World Health Alternatives name is challenged, our use of the name could be prohibited. Our competitors may adopt product or service names similar to ours, which would impede our ability to build brand identity and otherwise negatively affect our brand name reputation. Should we be unable to protect our trade names, our business, results of operations, and financial condition will be negatively affected.

GOVERNMENTAL APPROVAL REQUIREMENTS
Although we are not aware of the need for any government approval of our principal products, we may be subject to such approvals in the future.

EFFECT OF EXISTING GOVERNMENTAL REGULATIONS
The product suppliers and manufacturers of our products, to the extent that they are involved in the manufacturing, processing, formulating, packaging, labeling and advertising of the products, may be subject to regulations by the Federal
Drug Administration, Federal Trade Commission, United States Department of
Agriculture, and Environmental Protection Agency. The Federal Drug
Administration administers the Federal, Food, and Cosmetic Act and may initiate enforcement actions against companies that sell, supply, or manufacture unapproved, adulterated, or misbranded products. The Federal Drug Administration may bring injunctive action to terminate the sale of such products, impose civil penalties, criminal prosecutions, product seizures, and voluntary recalls.
Should we or our suppliers become subject to any such orders or actions, our brand name reputation and that of our suppliers and products will be adversely affected and our business would be negatively affected.

                                       20

We are not aware of any governmental regulations that will affect the Internet aspects of our business. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet covering user privacy, pricing, and characteristics and quality of products and services.
Furthermore, the growth and development of Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse affect on our business, results of operations, and financial condition.

Moreover, the interpretation of sales tax, libel, and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each such state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any such existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse affect on our business, results of operations and financial condition.

RESEARCH AND DEVELOPMENT
During the period from our inception to the date of this Registration Statement, we have not spent any funds on research. Our President paid $4300 to Kevin
Steil, doing business as K&L Cyber Solutions, to assist us in developing our initial website. These funds were donated to us for this purpose and there are no agreements or arrangements obligating us to repay $4300 to our President, nor does our President intend to seek repayment or other compensation for donating these funds.

COSTS ASSOCIATED WITH ENVIRONMENTAL COMPLIANCE
We currently have no costs associated with compliance with environmental regulations. We do not anticipate any costs associated with environmental compliance because we are not involved in the manufacturing of our products.
Moreover, the delivery and distribution of our products will not involve substantial discharge of environmental pollutants. However, there can be no assurance that we will not incur such costs in the future.

REVENUE SOURCES
~~We estimate that all of our revenues will be from the sale of our products. We~~
~~will sell our products at prices above our original cost of purchase.~~

We estimate that all of our revenues will be from the sale of our products. We will sell our products at prices above our original cost of purchase. Prices for some of our products will be lower than our competitors, while others will be higher. We expect our product prices to be lower than network marketing companies, but higher compared with retail establishments that directly manufacture their own products, such as Vitamin World. Based on our price research of products offered by larger well known nationwide establishments, including our Internet competitors, we will attempt to offer lower prices than these competitors.

TARGET MARKETS
The target markets for sale of our products primarily consist of Internet users between the ages of 18-80 years old, who are based in the United States and are health conscious.

EMPLOYEES
We currently have only one (1) full-time employee, our President, Edward G.
Siceloff, and one (1) part-time employee, Joseph L. Prugh. We have no collective bargaining agreements or employment agreements. Over the next twelve (12)
months, we do not plan to add any additional employees.

                                       21

REPORTS AND OTHER INFORMATION TO SHAREHOLDERS
We are not now subject to the information and reporting requirements of the
Securities Exchange Act of 1934. We have filed this Form SB-2 registration statement with the Securities and Exchange Commission. If the Securities and
Exchange Commission declares this registration statement effective, we will become subject to the information and reporting requirements of the Securities
Exchange Act of 1934 and we will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission. Until this registration is declared effective, if ever, we are not required nor do we have plans to voluntarily deliver an annual report to our shareholders. The following documents may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 450 Fifth Street, N.W.,
Washington, D.C. 20549: (a) this registration statement and exhibits thereto;
and (b) periodic reports, proxy statements and other information, should we become subject to the information and reporting requirements of the Securities
Exchange Act of 1934. The public may obtain information on the operation of the
Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

ITEM 17. PLAN OF OPERATIONS
The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes," "expects," "may,"
"will," "should," or "anticipates," or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus.
Important factors that could cause or contribute to such differences include those discussed under the caption entitled "Risk Factors," as well as those discussed elsewhere in this prospectus.

We cannot continue to satisfy our current cash requirements for a period of twelve (12) months through our existing capital. We anticipate total estimated capital expenditures of approximately $6700 over the next twelve (12) months, in the following areas:

Entering into agreements with suppliers;
Updating design, graphics and function of website;
Establishing database of products on website;
Advertising;
Offering incentives to customers to establish repeat business;
Establishing a database of articles regarding products offered on our website;
Conducting viral marketing; and
Introducing our homeopathic lines.

Our current cash of $1,680.68 will satisfy our cash requirements for only two months.

We intend to satisfy our additional capital expenditures by obtaining loans from our President. ~~our officers, directors, and shareholders or from selling equity~~
~~in our company.~~

If our cash and/or revenues are insufficient to conduct our operations, our
President Edward G. Siceloff, plans to loan us funds through non-interest bearing loans; however, we have no agreement with our President to do so and our
President is under no obligation to do so. Accordingly, there are no assurances that we will receive loans from our President. As of February 28, 2002, we had only $1044 of cash assets, however, we will need an additional approximately
$5656 to accomplish our operational goals at a total cost of $6700.
Accordingly, we will be unable to fund our expenses through our existing assets or cash. If our President is unable or unwilling to make loans to us necessary to implement our plan of operations, we will need additional financing through traditional bank financing or a debt or equity offering; however, because we are a development stage company with no operating history and a poor financial condition, we may be unsuccessful in obtaining such financing or the amount of the financing may be minimal and therefore inadequate to implement our plan of operations. In addition, if we only have nominal funds by which to conduct our operations, we may have to curtail advertising or be unable to conduct any advertising, both of which will negatively impact development of our brand name and reputation. We have no alternative plan of operations. In the event that we do not receive financing, our financing is inadequate, or if we do not adequately implement an alternative plan of operations that enables us to conduct operations without having received adequate financing, we may have to liquidate our business and undertake any or all of the following actions:

Sell or dispose of our assets, if any;
Pay our liabilities in order of priority, if we have available cash to pay such liabilities;

                                       22

If any cash remains after we satisfy amounts due to our creditors, distribute any remaining cash to our shareholders in an amount equal to the net market value of our net assets;
File a Certificate of Dissolution with the State of Florida to dissolve our corporation and close our business;
Make the appropriate filings with the Securities and Exchange Commission so that we will no longer be required to file periodic and other required reports with the Securities and Exchange Commission, if, in fact, we are a reporting company at that time; and
Make the appropriate filings with the National Association of Security Dealers to affect a delisting of our common stock, if, in fact, our common stock is trading on the Over-the-Counter Bulletin Board at that time.

Based upon our current assets, however, we will not have the ability to distribute any cash to our shareholders.

If we have any liabilities that we are unable to satisfy and we qualify for protection under the U.S. Bankruptcy Code, we may voluntarily file for reorganization under Chapter 11 or liquidation under Chapter 7. Our creditors may also file a Chapter 7 or Chapter 11 bankruptcy action against us. If our creditors or we file for Chapter 7 or Chapter 11 bankruptcy, our creditors will take priority over our shareholders. If we fail to file for bankruptcy under
Chapter 7 or Chapter 11 and we have creditors, such creditors may institute proceedings against us seeking forfeiture of our assets, if any.

We do not know and cannot determine which, if any, of these actions we will be forced to take. If any of these foregoing events occur, you could lose your entire investment in our shares.

OUR PLAN OF OPERATIONS TO DATE
We have accomplished the following in our plan of operations to date:

RAISED CAPITAL
We have raised $14,070 for our operations through the sale of a private placement of our securities.

ESTABLISHED AND DESIGN OF WEBSITE
On March 25, 2002, our website became operational at
www.worldhealthalternatives.com.

                                       23

Our plan of operations over the next twelve (12) months from April 2002 to April
2003 will consist of the following:

-------------------------------  ------------------------  ---------------------------------  ---------------------------
Event or Milestone               Time Frame                Method                             Estimated Cost
                                 For                       Of
                                 Implementation            Achievement
-------------------------------  ------------------------  ---------------------------------  ---------------------------
Enter into agreements            Throughout our            Our president will conduct         $500 for wholesale
with suppliers for products      plan of operations        research on the Internet and       publications and $1,500 for
                                                           nutritional wholesaler             travel
                                                           publications, contact selected
                                                           companies and make supplier
                                                           selection based upon cost,
                                                           delivery requirements, and product
                                                           selection.  Our president will
                                                           also purchase wholesale catalogues
                                                           and where cost effective, will
                                                           travel to the companies to visit
                                                           their operations and discuss the
                                                           products and delivery aspects with
                                                           company officials.
-------------------------------  ------------------------  ---------------------------------  ---------------------------
Update the design, graphics, and Throughout our            Our president will hire website    $3,500
functional aspects of our plan   of operations             consultants to update our
website                                                    website.  Selection will be based
                                                           upon an analysis of past success
                                                           of website consultant and the
                                                           quality of past website design
                                                           projects.
-------------------------------  ------------------------  ---------------------------------  ---------------------------
Establish database of our        Starting in April 2002    Website consultant will assist in  As part of the expected
products on our website,         and continually updated   the creation and establishment of  website consulting cost of
including the constituent        thereafter throughout     the product database. Thereafter,  $3,500 referred to above.
properties of individual         our plan of operations    its functional components will
products, what benefits and                                permit updating.
potential harm the products will
cause, and what particular
chemicals do in our products.
-------------------------------  ------------------------  ---------------------------------  ---------------------------
Advertise our website            Starting in May 2002 and  Due to our limited cash resources, $50-$150 per month.
                                 throughout our plan of    we plan to seek low cost
                                 operations                advertising through the following
                                                           formats: local publications such
                                                           as newspapers.
-------------------------------  ------------------------  ---------------------------------  ---------------------------
Incentives to our existing       Starting in June 2002     We plan to offer the following     We do not anticipate any
customers to establish repeat    and throughout our plan   incentives to our customers to     cost to these incentives.
customers                        of operations             establish a repeat customer base:
                                                           (a) consumers that obligate to
                                                           order a monthly supply of a
                                                           product on an annual basis will
                                                           receive discounts of up to ten
                                                           percent (10%); (b) we will promote
                                                           certain products by offering a
                                                           free bottle of vitamins or herbal
                                                           products with the purchase of one
                                                           such product.
-------------------------------  ------------------------  ---------------------------------  ---------------------------

                                       24

-------------------------------  ------------------------  ---------------------------------  ---------------------------
Establish database of articles   Starting in June 2002 and Our president will search the      As part of the expected
about the products being         thereafter throughout our Internet for articles written on   website consulting cost of
offered, including subjects      plan of operations        the products we offer.  Our        $3,500 referred to above.
pertaining to: vitamins,                                   president will also determine from Our president will request
minerals, herbs, spices,                                   product suppliers whether they     permission from the
homeopathy and aromatherapy                                have written any articles on the   publisher of the article to
products.                                                  products we offer.  Permission     post the articles on our
                                                           will be sought to post articles    website at no cost.
                                                           on our website.
-------------------------------  ------------------------  ---------------------------------  ---------------------------
Viral Marketing                  July 2002                 Our president will attempt to      Because an exchange will be
                                                           exchange advertising with other    involved, there are no costs
                                                           websites.                          anticipated
-------------------------------  ------------------------  ---------------------------------  ---------------------------
Introduce our homeopathic        July or August 2002       Our president will attempt to      No costs are anticipated.
product line                                               establish agreements or
                                                           arrangements with suppliers of
                                                           these products
-------------------------------  ------------------------  ---------------------------------  ---------------------------

ITEM 18.  DESCRIPTION OF PROPERTY
We maintain our office at the residence of our President, Edward G. Siceloff. We do not pay rent or any other form of compensation for the use of this office.
The office comprises approximately 300 square feet. Our office is sufficient for our operations at this time.

We do not own any property nor do we have any plans to own any property in the future. We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
On February 14, 2002, we issued 20,000,000 shares of our common stock to our
President, Edward G. Siceloff, for services rendered in our corporate formation.

On February 14, 2002, we issued 4,000,000 shares of our common stock to one of our directors, Joseph Prugh, for services rendered in our corporate formation.

On March 11, 2002, we sold 3000 shares of our common stock to Joseph L. Prugh at a price of $.10 per share or $300.

On March 24, 2002, we sold 1500 shares of our common stock to Edward G. Siceloff at a price of $.10 per share or $150.

Other than the above transactions, we have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent (5%) or more of our common stock, or family members of such persons. Also, we have not had any transactions with any promoter. We are not a subsidiary of any company.

                                       25

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
There is no established public trading market for our securities. Management has not discussed market making with any market maker or broker-dealer. No market exists for our securities and there is no assurance that a regular trading market will develop, or if developed will be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. Currently, we have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities; however, if this Registration Statement is approved by the Securities and Exchange
Commission, we plan to apply to have our common stock quoted on the
Over-the-Counter Bulletin Board.

We currently have no shares of preferred stock outstanding.

There are 1,739,200 shares of our common stock held by non-affiliates and
24,004,500 shares of our common stock held by affiliates that Rule 144 of the
Securities Act of 1933 defines as restricted securities.

SHARES ELIGIBLE FOR FUTURE SALE
Once this Registration Statement is declared effective, the 1,743,700 shares being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our
"affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one (1) year, may be entitled to sell in the open market within any three (3) month period a number of shares of common stock that does not exceed the greater of (i) one percent (1%) of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under
Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us.
Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three (3) months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning ninety
(90) days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

                                       26

Options.
We have no shares of our common equity that are subject to outstanding options to purchase.

Penny Stock Considerations.
Our shares are "penny stocks" as that term is generally defined in the
Securities Exchange Act of 1934 as equity securities with a price of less than
$5.00. Our shares may be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or
$300,000 together with his or her spouse is considered an accredited investor.
In addition, under the penny stock regulations the broker-dealer is required to:
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
Disclose commissions payable to the broker-dealer and its registered representatives and current bid and offer quotations for the securities;
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks;
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of
Selling share holders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with a corresponding decrease in the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Holders.
As of the date of this Registration Statement we had 46 holders of record of our common stock. We have one class of common stock outstanding.

Dividends.
We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors as the Board of Directors deems relevant.

                                       27

ITEM 21. EXECUTIVE COMPENSATION
The following Executive Compensation Chart highlights the terms of compensation for our Executives.

Summary Compensation Chart
                                         Annual Compensation                    Long-Term Compensation
Name & Position        Year      Salary ($)  Bonus ($)  Other ($)     Restricted Stock   Options  L/TIP   All
                                                                          Awards           ($)    ($)    Other
Edward G. Siceloff -   2002         0           0         0            20,000,000           0      0       0
President/
Chief Executive
Officer/
Chairman
Edward G. Siceloff -   2003         0           0         0                     0           0      0       0
President/
Chief Executive
Officer/
Chairman
Joseph L. Prugh -      2002         0           0         0             4,000,000           0      0       0
Director
Joseph L. Prugh -      2003         0           0         0                     0           0      0       0
Director

Because our executive officers and directors both have other employment, they can work without cash compensation for at least the next twelve (12) months.

                                       28

ITEM 22. FINANCIAL STATEMENTS

                         World Health Alternatives, Inc.
                          (A Development Stage Company)

                                       29

                         World Health Alternatives, Inc.
                                Table of Contents

                                                                       Page
                                                                       ----

         Report of Independent Auditors                                F - 1

         Balance Sheet                                                 F - 2

         Statement of Operations                                       F - 3

         Statement of Stockholders' Equity                             F - 4

         Statement of Cash Flows                                       F - 5

         Notes to Financial Statements                               F-6 - F-9

                         REPORT OF INDEPENDENT AUDITORS

Stockholders and Board of Directors
World Health Alternatives, Inc.

We have audited the accompanying balance sheet of World Health Alternatives,
Inc. (A Development Stage Company) as of February 28, 2002, and the related statements of operations, stockholders' equity and cash flows for the period from inception (February 13, 2002) to February 28, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Health Alternatives, Inc.
(A Development Stage Company) as of February 28, 2002, and results of its operations and its cash flows for the period from inception (February 13, 2002)
to February 28, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Stark Winter Schenkein & Co., LLP

Denver, Colorado
March 22, 2002

                                     F - 1

                         World Health Alternatives, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                February 28, 2002

                                     Assets

Current assets
  Cash                                                         $    1,044
  Receivable for common shares issued                                 970
                                                               ----------
    Total current assets                                       $    2,014
                                                               ==========

                      Liabilities and Stockholders' Equity

Current liabilities
  Total current liabilities                                    $       -
                                                               ----------

Stockholders' equity
  Common stock, $.0001 par value, 100,000,000 shares
   authorized, 24,123,200 shares issued and outstanding             2,412
  Additional paid-in capital                                        2,018
  Deficit accumulated during the development stage                 (2,416)
                                                               ----------
                                                                    2,014
                                                               ----------

                                                               $    2,014
                                                               ==========

             See the accompanying notes to the financial statements.

                                     F - 2

                         World Health Alternatives, Inc.
                          (A Development Stage Company)
                             Statement of Operations
         Period From Inception (February 13, 2002) to February 28, 2002

Revenue                                                       $        -
                                                              -----------

Operating Costs and Expenses
  Non cash stock compensation                                       2,410
  General and administrative                                            6
                                                              -----------
                                                                    2,416
                                                              -----------

Net (loss)                                                    $    (2,416)
                                                              ===========

Per Share Information - basic and fully diluted:

Weighted average common shares outstanding                     24,123,200
                                                              ===========

(Loss) per share                                              $     (0.00)
                                                              ===========

             See the accompanying notes to the financial statements.

                                     F - 3

                         World Health Alternatives, Inc.
                          (A Development Stage Company)
                        Statement of Stockholders' Equity
         Period From Inception (February 13, 2002) to February 28, 2002

                                                                                     Deficit
                                                                                   Accumulated
                                                                     Additional     During the
                                               Common Stock           Paid in      Development
                                            Shares      Amount        Capital         Stage          Total
                                          ----------   --------     -----------    -----------   -----------
Balance at inception                              -    $    -       $        -     $       -     $        -

Common shares issued for services
  at inception at $.0001 per share        24,103,000      2,410              -             -           2,410
Common shares issued for cash
  at $.10 per share                           10,500          1           1,049            -           1,050
Common shares issued for receivable
  at $.10 per share                            9,700          1             969            -             970
Net (loss) for the period                         -          -               -          (2,416)       (2,416)
                                          ----------   --------     -----------    -----------   -----------

Balance, February 28, 2002                24,123,200   $  2,412     $     2,018    $    (2,416)  $     2,014
                                          ==========   ========     ===========    ===========   ===========

             See the accompanying notes to the financial statements.

                                     F - 4

                         World Health Alternatives, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
         Period From Inception (February 13, 2002) to February 28, 2002

Cash flows from operating activities:
Net (loss)                                                    $    (2,416)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Non cash stock compensation                                         2,410
                                                              -----------
  Net cash (used in) operating activities                              (6)
                                                              -----------

Cash flows from investing activities:
  Net cash provided by (used in) investing activities                  -
                                                              -----------

Cash flows from financing activities:
Common shares issued for cash                                       1,050
                                                              -----------
  Net cash provided by financing activities                         1,050
                                                              -----------

Increase in cash and cash equivalents                               1,044

Cash and cash equivalents, beginning of period                         -
                                                              -----------
Cash and cash equivalents, end of period                      $     1,044
                                                              ===========

Supplemental cash flow information:
   Cash paid for interest                                     $        -
   Cash paid for income taxes                                 $        -

Non cash investing and financing activities:
  Common shares issued for receivable                         $       970

             See the accompanying notes to the financial statements.

                                     F - 5

                         World Health Alternatives, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                February 28, 2002

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on February 13, 2002 in the State of Florida. The
Company is in the development stage and its intent is to conduct business as an internet based provider of vitamins, minerals, herbs, spices homeopathic and aromatherapy products. The Company has chosen February 28 as a year end and had no significant activity from inception to February 28, 2002.

Revenue Recognition

The Company recognizes revenue when services are provided or products are shipped.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 28, 2002. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by SFAS No. 128,
"Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information." Certain information is disclosed, per SFAS No. 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

                                     F - 6

                         World Health Alternatives, Inc.
                          (A Development Stage Company)
                     Notes to Financial Statements (cont'd)
                                February 28, 2002

Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109,
"Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Web Site Development Costs

The Company's web site will comprise multiple features and offerings. It is anticipated that the offerings will require future development and refinement.
In connection with the development of its site, the Company will incur external costs for hardware, software, and consulting services, and internal costs for payroll and related expenses of its technology employees directly involved in the development. All hardware costs will be capitalized. Purchased software costs will be capitalized in accordance with Statement of Position 98-1
"Accounting for the Costs of Computer Software Developed or Obtained for
Internal Use". All other costs will be reviewed for determination of whether capitalization or expense as product development cost is appropriate in accordance with Statement of Position 98-1.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS No.
123, "Accounting for Stock-Based Compensation." The provisions of SFAS No. 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25,
"Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed.
The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

Recent Pronouncements

In December 1999, the Securities and Exchange Commission issued Bulletin No. 101
("SAB 101"). SAB 101 provides guidance on applying accounting principles generally accepted in the United States of America to revenue recognition in financial statements. The implementation of SAB 101 did not have an impact on the Company's operating results.

                                     F - 7

                         World Health Alternatives, Inc.
                          (A Development Stage Company)
                     Notes to Financial Statements (cont'd)
                                February 28, 2002

In July, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 141, Business Combinations, and SFAS
142, Goodwill and Intangible Assets. SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for the year beginning January 1, 2002; however certain provisions of that Statement apply to goodwill and other intangible assets acquired between July 1, 2001, and the effective date of SFAS 142. The Company does not believe the adoption of these standards will have a material impact on the Company's financial statements.

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset
Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or
Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes
FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and
for Long-Lived Assets to Be Disposed Of. The provisions of the statement are effective for financial statements issued for fiscal years beginning after
December 15, 2001. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

Note 2. STOCKHOLDERS' EQUITY

At inception, the Company issued 24,103,000 shares of its common stock for services provided to the Company of which 24,000,000 were issued to officers and directors. These shares have been valued at $.0001 per share, which approximates the fair value of the services provided. Accordingly, the Company has recorded a charge in operations of $2,410 during the period.

During February 2002 the Company issued 20,200 shares of common stock for cash aggregating $1,050 and a receivable of $970 pursuant to a private placement.
This receivable was paid during March 2002 and has been recorded as a current asset in the accompanying financial statements.

                                     F - 8

                         World Health Alternatives, Inc.
                          (A Development Stage Company)
                     Notes to Financial Statements (cont'd)
                                February 28, 2002

Note 3. INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting
Standards No. 109 (FAS 109), "Accounting for Income Taxes", which requires use of the liability method. FAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.
The sources and tax effects of the differences are as follows:

         Income tax provision at
          the federal statutory rate              34%
         Effect of operating losses              (34)%
                                                   -

As of February 28, 2002, the Company has a net operating loss carryforward. This loss will be available to offset future taxable income. If not used, this carryforward will expire in 2022. The deferred tax asset relating to the operating loss carryforward has been fully reserved at February 28, 2002.

Note 4. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from inception to February 28, 2002, the
Company incurred a net loss of $2,416. In addition, the Company has no significant assets or revenue generating operations.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 5. SUBSEQUENT EVENTS

During the period from March 1, 2002 through March 24, 2002 the Company issued
120,500 shares of common stock for cash aggregating $12,050.

On March 5, 2002 the Company entered into two one year consulting agreements. As compensation the consultants will receive a total of 1,500,000 shares of common stock which will be valued at the fair market value of the shares issued. This amount will be classified as deferred compensation and charged to operations over the period in which the services are provided.

                                     F - 9

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE
None.

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS
Florida Law provides for indemnification of officers and directors as follows:

A corporation may indemnify any person who may be a party to any third party
(nonderivative) action if the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in certain capacities, and acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation.
With respect to any criminal action or proceeding, to be indemnified, the person has to have had no reasonable cause to believe the conduct was unlawful. F.S.
607.0850(1).

A corporation may indemnify any person who may be a party to a derivative action if the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in certain capacities, and acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. However, no indemnification may be made for any claim, issue or matter for which the person was found to be liable unless a court determines that, despite adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity. F.S. 607.08509(2).

Any indemnification made under these subsections, unless under a court determination, may be made only after a determination has met these standards of conduct. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by independent legal counsel, or by a majority vote of the disinterested shareholders. The board of directors also may designate a special committee of disinterested directors to make this determination. F.S. 607.0850(4).

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

                                       30

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling share holders will pay no offering expenses.

         ITEM                                   EXPENSE
         ----                                    ------
         SEC Registration Fee                 $    24.06
         Legal Fees and Expenses              $27,700.00
         Accounting Fees and Expenses         $ 2,300.00
         Miscellaneous*                       $   500.00
         ===============================================
         Total*                               $30,524.06

* Estimated Figure

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
On February 14, 2002 we issued 20,000,000 shares of our common stock to our
President/Chief Executive Officer/Chairman of the Board, Edward G. Siceloff, for
services rendered in connection with our corporate formation. We valued these shares at $.10 per share or $2,000,000.

On February 14, 2002 we issued 4,000,000 shares of our common stock to our
Director, Joseph L. Prugh, for services rendered in connection with our corporate formation. We valued these shares at $.10 per share or $400,000.

On February 14, 2002 we issued 100,000 shares of our common stock to our
Hamilton, Lehrer & Dargan, P.A. for legal services rendered to us. We valued these shares at $.10 per share or $10,000.

On February 14, 2002, we issued 750,000 shares of our common stock to Barry Gwen for consulting services rendered to us. We valued these shares at $.10 per share of $75,000.

On February 14, 2002, we issued 750,000 shares of our common stock to Tommi
Fergeson for consulting services rendered to us. We valued these shares at $.10 per share or $75,000.

On March 5 2002, we issued 750,000 shares of our common stock to Barry Gewin for rendering the following services to us from March 5, 2002 until March 5, 2003:
assistance with suppliers; marketing of our products; preparation of information regarding our business; hiring of key management and sales personnel; and
general assistance in the development of our website content. We valued these shares at $.10 per share of $75,000.

On March 5 2002, we issued 750,000 shares of our common stock to Tommi Ferguson for the following services rendered to us from March 5, 2002 until March 5,
2003: locating web site development personnel; development of an incentive program for the our customers; advertising of our products; and expansion of our product lines. We valued these shares at $.10 per share or $75,000.

On February 14, 2002, we issued 1000 shares of our common stock to Beadros Asare for Edgarizing Services. We valued these shares at a price of $.10 per share or
$100.

On February 14, 2002, we issued 1000 shares of our common stock to Cathy Hagen for Edgarizing Services. We valued these shares at a price of $.10 per share or
$100.

                                       31

On February 14, 2002, we issued 1000 shares of our common stock to Kevin Steil for Website Development Services. We valued these shares at a price of $.10 per share or $100.

On February 19, 2002 we sold 2500 shares of our common stock to James G. Xilas for a price of $.10 per share or $250.

On February 21, 2002 we sold 500 shares of our common stock to Vivian L. Malits for a price of $.10 per share or $50.

On February 21, 2002 we sold 10,000 shares of our common stock to Rita S. Price for a price of $.10 per share or $1000.

On February 21, 2002 we sold 500 shares of our common stock to Hubert P.
Siceloff for a price of $.10 per share or $50.

On February 21, 2002 we sold 500 shares of our common stock to Hubert P.
Siceloff Jr. for a price of $.10 per share or $50.

On February 25, 2002, we sold 3000 shares of our common stock to Linc Frye, for a price of $.10 per share or $300.

On February 25, 2002, we sold 1200 shares of our common stock to Dell Ferguson for a price of $.10 per share or $120.

On February 26, 2002, we sold 1000 shares of our common stock to Clark B.
Kinnison for a price of $.10 per share or $100.

On February 27, 2002, we sold 1000 shares of our common stock to Alice Jones for a price of $.10 per share or $100.

On March 4, 2002, we sold 4000 shares of our common stock to Rosemary Ferguson for a price of $.10 per share or $400.

On March 4, 2002, we sold 10,000 shares of our common stock to Gary C. Law for a price of $.10 per share or $1000.

On March 4, 2002, we sold 2,000 shares of our common stock to William E. Gewin for a price of $.10 per share or $200.

On March 5, 2002, we sold 1000 shares of our common stock to Phyllis Zaffaroni for a price of $.10 per share or $100.

On March 5, 2002, we sold 2000 shares of our common stock to Raymond Hall for a price of $.10 per share or $200.

On March 5, 2002, we sold 1000 shares of our common stock to Jay F. Johnson for a price of $.10 per share or $100.

On March 5, 2002 we issued 2000 shares of our common stock to Richard Clayton at a price of $.10 per share or $200.

                                       32

On March 5, 2002, we sold 10,000 shares of our common stock to Nathan Zafran for a price of $.10 per share or $1000.

On March 6, 2002, we sold 1000 shares of our common stock to Brian M. Gewin for a price of $.10 per share or $100.

On March 7, 2002, we sold 4000 shares of our common stock to Debra M. White at a price of $.10 per share or $400.

On March 7, 2002 we sold 2000 shares of our common stock to Sandy L. Dell at a price of $.10 per share or $200.

On March 7, 2002 we sold 20,000 shares of our common stock to Christopher R.
Dell at a price of $.10 per share or $2000.

On March 11, 2002, we sold 4000 shares of our common stock to David Wood for a price of $.10 per share or $400.

On March 11, 2002, we sold 2000 shares of our common stock to Clinton F. Walker at a price of $.10 per share or $200.

On March 11, 2002, we sold 2000 shares of our common stock to Juanita G.
Davidson at a price of $.10 per share or $200.

On March 11, 2002, we sold 2000 shares of our common stock to Jason M. Baker at a price of $.10 per share or $200.

On March 11, 2002, we sold 3000 shares of our common stock to Joseph L. Prugh a price of $.10 per share or $300.

On March 11, 2002, we sold 20,000 shares of our common stock to Thomas J.
Martinis at a price of $.10 per share or $200.

On March 11, 2002, we sold 5000 shares of our common stock to Sharon J.
Martincic at a price of $.10 per share or $500.

On March 13, 2002, we sold 2000 shares of our common stock to Don Brown for a price of $.10 per share or $200.

On March 15, 2002, we sold 2000 shares of our common stock to Norma Jean Walston at a price of $.10 per share of $200.

On March 15, 2002, we sold 1000 shares of our common stock to Geoffrey M. Miller for a price of $.10 per share or $100.

On March 19, 2002, we sold 5000 shares of our common stock to Shannon Squyres at a price of $.10 per share or $500.

On March 19, 2002, we sold 5000 shares of our common stock to Kurt Divich for a price of $.10 per share or $500.

On March 20, 2002, we sold 1000 shares of our common stock to Hassan El Gabri for a price of $.10 per share or $100.

On March 20, 2002, we sold 1000 shares of our common stock to Cara Jo Malinowski for a price of $.10 per share or $100.

                                       33

On March 20, 2002, we sold 3000 shares of our common stock to David E. Lincoln for a price of $.10 per share or $300.

On March 20, 2002, we sold 1000 shares of our common stock to One Stop Financial
Group, Inc., a Florida corporation owned by Kenneth Easton, for a price of $.10 per share or $100.

On March 20, 2002, we sold 1000 shares of our common stock to Jan R. Steele for a price of $.10 per share or $100.

On March 24, 2002, we sold 1500 shares of our common stock to Edward G.
Siceloff, our President, for a price of $.10 per share or $150.

None of the above issuances involved underwriters, underwriting discounts, or commissions. We relied upon Sections 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D in offering these shares. We believed these exemptions were available because:
We are not a blank check company;
Total sales did not exceed $1,000,000;
We filed a Form D, Notice of Sales, with the Securities and Exchange Commission;
Sales were not made by general solicitation or advertising;
All certificates had restrictive legends;
Sales were made to persons with a pre-existing relationship to the company, its officers and directors; and
Sales were made to investors who were either accredited investors or who represented that they were sophisticated enough to evaluate the risks of the investment.

ITEM 27. EXHIBITS
-----------------------------------------------------------------------
3.1      Articles of Incorporation*
-----------------------------------------------------------------------
3.2      Bylaws*
-----------------------------------------------------------------------
4.       Specimen Stock Certificate*
-----------------------------------------------------------------------
5.       Opinion of Hamilton, Lehrer & Dargan, P.A.*
-----------------------------------------------------------------------
10.1     Agreement with Barry Gewin
-----------------------------------------------------------------------
10.2     Agreement with Tommi Ferguson
-----------------------------------------------------------------------
10.3     Agreement with Global Health Trax, Inc*
-----------------------------------------------------------------------
10.4     Global Health Trax Correspondence dated April 25, 2002
-----------------------------------------------------------------------
23       Consent of Stark Winter Schenkein & Co., LLP
-----------------------------------------------------------------------
* Denotes exhibits filed with our Registration Statement on Form SB-2 on March
28, 2002.

                                       34

ITEM 28. UNDERTAKINGS
The undersigned Registrant hereby undertakes:

1.    To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:
      a. Include any prospectus required by Section 10(a)(3) of the Securities
Act of 1933;

     b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration
Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(f) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration
Fee" table in the effective Registration Statement;

      c. Include any additional or changed material information on the plan of distribution.
2.    That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
3.    To file a post-effective amendment to remove from registration any of the securities that remains unsold at the end of the offering.
4.    Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
5.    In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                       35

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration
Statement to be signed on its behalf by the undersigned, in the City of Boca
Raton, Florida on April 26, 2002.

By: /s/ Edward G. Siceloff, Chief Executive Officer, Principal Financial Officer
    (Signatures and Title)

In accordance with the requirements of the Securities Act of 1933, this
Registration Statement was signed by the following persons in the capacities and on the dates stated.

/s/ Edward G. Siceloff                      /s/ Joseph L. Prugh
    Director                                    Director

                                       36